UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2017

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2017, in connection with the previously disclosed appointment of Mitchell Grossinger Etess as the interim Chief Executive Officer of Mohegan Tribal Gaming Authority (the “Authority”), a government instrumentality of the Mohegan Tribe of Indians of Connecticut (the “Tribe”), the Authority and the Tribe entered into an agreement (the “Agreement”) pursuant to which the Authority has agreed to pay, or reimburse the Tribe for, Mr. Etess’s compensation, benefits and any other amounts payable to him by the Tribe from and after February 14, 2017 and during the period of his appointment as the interim Chief Executive Officer of the Authority. Since his retirement from his former position as Chief Executive Officer of the Authority, effective September 30, 2015, Mr. Etess has served as a Senior Advisor to the Tribe on an “at will” basis at a weekly compensation rate of $4,807.69, with benefits under the Tribe’s employee benefits program. The Management Board of the Authority designated Mr. Etess as its interim Chief Executive Officer on an “at will” basis on February 14, 2017, subject to necessary regulatory filings or approvals.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures in Item 1.01 of this Current Report are incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed as part of this report:

No.	Exhibit

10.1	Agreement by and between the Mohegan Tribe of Indians of Connecticut and the Mohegan Tribal Gaming Authority, dated as of March 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: March 31, 2017	By:	/s/ Kevin P. Brown
Kevin P. Brown
Chairman, Management Board

Exhibit Index

No.	Exhibit

10.1	Agreement by and between the Mohegan Tribe of Indians of Connecticut and the Mohegan Tribal Gaming Authority, dated as of March 27, 2017.